EXHIBIT 3.3


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           IMMTECH INTERNATIONAL, INC.

            The following Amendment and Restatement of the Certificate of Incorporation of Immtech International, Inc. (the "Corporation") was adopted on January 7, 2004, in the manner indicated below.

            In accordance with Section 242(b) and Section 245 of the General Corporation Law of the State of Delaware, this Restated and Amended Certificate of Incorporation was declared advisable and adopted by the Board of Directors of the Corporation on November 4, 2003, and was approved by the consent of the shareholders of the Corporation at the annual meeting of the stockholders on January 7, 2004.

            The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 18, 1992.

            The Certificate of Incorporation, as amended, of Immtech International, Inc., is amended and restated as follows:

                                 ARTICLE FIRST

            The name of the Corporation is Immtech International, Inc.

                                 ARTICLE SECOND

            The name and address of the Corporation's registered office in the State of Delaware is Vanguard Corporate Services, Ltd. located at 15 East North Street, Dover, DE 19901, in the County of Kent, or such other name and address as the Board of Directors of the Corporation may from time to time select.

                                 ARTICLE THIRD

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

            Section 1. Authorized Capital Stock. The total number of shares which the Corporation shall have the authority to issue shall be 105,000,000 shares, of which 100,000,000 shares shall be Common Stock, $0.01 par value, and 5,000,000 shares shall be Preferred Stock, $0.01 par value.


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            Section 2. Common Stock. The Board of Directors is hereby authorized to cause shares of Common Stock to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the Corporation to capital or capital surplus.

            Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Section 3 of this Article Fourth, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

            Unless otherwise required by the Act, the holders of shares of Common Stock shall not be entitled to vote on any amendments to or modifications of the rights and preferences of any class or series of shares of Preferred Stock of the Corporation.

            No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

            After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Section 3 of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Section 3 of this Article Fourth) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Section 3 of this Article Fourth, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors.

            After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Section 3 of this Article Fourth), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

            Section 3. Preferred Stock. Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors of the Corporation to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof


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and to fix and determine the following relative rights and preferences of shares of each such series:

            (1) the distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

            (2) the rate of dividend applicable to shares of such series;

            (3) the price at and the terms and conditions on which shares of such series may be redeemed;

            (4) the amount payable upon shares of such series in the event of the involuntary liquidation of the Corporation;

            (5) the amount payable upon shares of such series in the event of the voluntary liquidation of the Corporation;

            (6) sinking fund provisions for the redemption or purchase of shares of such series;

            (7) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

            (8) the voting powers, if any, of the holders of shares of the series, which may, without limiting the generality of the foregoing, include (i) the right to one or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; provided, however, that in no event shall a share of Preferred Stock have more than one vote; and

            (9) any other such rights and preferences as are not inconsistent with the Delaware General Corporation Law.

            No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Delaware General Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

            Except as required by the Act, amendments to or modifications of the rights and preferences of any series of Preferred Stock shall be approved by the vote of the shares of such series of Preferred Stock at a duly called meeting of such series or by the written consent of


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holders of such series of Preferred Stock holding a majority of the outstanding shares of such series.

            Section 4. Other Provisions. (1) The relative powers, preferences, and rights of each series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Section 3 of this Article Fourth, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

            (2) Subject to the provisions of Subsection 1 of this Section 4, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (4) No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the Corporation shall have any preemptive right to purchase, acquire, subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificate of indebtedness, debenture or other securities convertible into or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            (5) The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or in any amendment hereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in this Amended and Restated Certificate of Incorporation or any amendment thereto, are granted subject to this reservation.


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            Each share of Common Stock which was issued and outstanding before
June 30, 1998 was converted into 0.645260 issued and outstanding share of Common Stock, and in lieu of any fractional shares created by the above-provide-for reverse stock split, the Corporation paid to the holders thereof the fair value of such fractional shares in cash.

            Each share of Series A Preferred which was issued and outstanding before June 30, 1998 was reclassified into 0.645260 issued and outstanding share of Common Stock (after giving effect to the above-provided-for-reverse stock split), and in lieu of any fractional shares created by the above-provided-for reclassification, the Corporation paid to the holders thereof the fair value of such fractional shares in cash.

            Each share of Series A Preferred which was authorized but not outstanding prior to June 30, 1998, was eliminated.

            Each share of Series B Preferred which was issued and outstanding before June 30, 1998, was reclassified into 0.770086 issued and outstanding share of Common Stock (after giving effect to the above-provided-for reverse stock split), and in lieu of any fractional shares created by the above-provided-for reclassification, the Corporation paid to the holders thereof the fair value of such fractional shares in cash.

            Each share of Series B Preferred which was authorized but not outstanding prior to June 30, 1998, was eliminated.

            Each share of Common Stock which was issued and outstanding prior to February 2, 1999, was converted into 0.5 issued and outstanding share of Common Stock, and in lieu of any fractional shares created by the above-provided-for reverse stock split, the Corporation paid to the holders thereof the fair value of such fractional shares in cash. The above-provided-for reverse stock split did not change the total number of authorized shares of Common Stock or the par value of Common Stock.

                                 ARTICLE FIFTH

            The board of directors of the Corporation shall consist of not more than seven members.

                                 ARTICLE SIXTH

            The Corporation is to have perpetual existence.

                                 ARTICLE SEVENTH

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.


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                                 ARTICLE EIGHTH

            Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                 ARTICLE NINTH

            To the fullest extent permitted by the laws of the state of Delaware as the same exist or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the laws of the state of Delaware are amended, after approval by the stockholders of this provision, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extend permitted by the laws of the state of Delaware, as so amended. Any repeal or modification of this Article NINTH by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

                                 ARTICLE TENTH

            (A) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation), by reason of the fact that such person is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such act, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (B) This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of this Corporation, or is or was serving at the request of this Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by


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him in connection with the defense or settlement of such action or suit if he acted in good faith and a manner he reasonably believed to be in or not opposed to the best interests of this Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any indemnification under this paragraph and paragraph (A) of this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph A and this paragraph B of Article TENTH. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (C) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an invoice of the expenses and an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the General Corporation Law of the State of Delaware. Expenses incurred by other persons may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (D) In addition to the right of indemnification provided for in this article TENTH, this Corporation may, to the fullest and broadest extent permitted by applicable law, including, without limitation, the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify all other persons, including employees and agents of the Corporation or persons serving at the request of this Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, whom it may indemnify pursuant thereto.

            (E) The right of indemnification provided by this Article TENTH shall apply as to action by any person in his or her official capacity and as to action in another capacity while holding such office and shall continue as a to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (F) The right of indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and the Corporation may provide additional indemnity and rights to its directors, officers, employees or agents in excess of the indemnification and advancement otherwise permitted by the General Corporation Law of the State of Delaware, and subject only to the limits created by


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applicable Delaware law with respect to actions for breach of duty to the corporation, its stockholders and others. The right of indemnification provided herein shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (G) The right of indemnification provided by this Article TENTH shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves in such capacity, both as to action in his official capacity and as to action in another capacity while holding such office, at any time while this Article TENTH and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

            (H) Notwithstanding any provision of this Article TENTH to the contrary, this Corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not this Corporation would have the power to indemnify him or her against such liability.

            (I) For purposes of this Article TENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article TENTH.

                                ARTICLE ELEVENTH

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, the undersigned Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, who affirms, under penalties of perjury, that the facts stated herein are true and that this


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Amended and Restated Certificate of Incorporation was adopted by a majority of the shareholders in accordance with Section 242(b) and Section 245.


                                       IMMTECH INTERNATIONAL, INC.


                                       By:/s/ T. Stephen Thompson
                                          --------------------------------------
                                          T. Stephen Thompson
                                          President and Chief Executive
                                          Officer


            This Amended and Restated Certificate of Incorporation is attested by the Secretary of the Corporation on this 14th day of June, 2004.

                                       Attest:


                                       /s/ Gary C. Parks
                                       --------------------------------------
                                       Secretary